Exhibit 99.1

iAnthus Closes Acquisition of New Jersey License Holder

NEW YORK, NY and TORONTO, ON - February 3, 2022 - iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces the closing of its acquisition of 100% of the equity interests of MPX New Jersey, LLC (“MPX NJ”), a medical cannabis permit holder in New Jersey.

The Company’s wholly-owned subsidiary, iAnthus New Jersey, LLC (“iAnthus NJ”), pursuant to a loan agreement (the “Loan Agreement”) with MPX NJ dated October 24, 2018, exercised its right to convert the principal balance of the loans and accrued interest owed thereon into a 99% equity interest in MPX NJ, which conversion was subject to certain regulatory approvals. In addition, pursuant to an option agreement (the “Option Agreement”) of the same date with MPX NJ and its current equityholders, iAnthus NJ exercised its option to acquire the remaining 1% of MPX NJ for nominal consideration, again subject to certain regulatory approvals. iAnthus NJ exercised its rights under the Loan Agreement and Option Agreement on February 3, 2021 and February 25, 2021, respectively.

On January 7, 2022, the New Jersey Cannabis Regulatory Commission (“CRC”) approved iAnthus NJ’s acquisition of 100% of the equity interests of MPX NJ pursuant to the Loan Agreement and Option Agreement and on February 1, 2022, iAnthus NJ closed the acquisition.

As previously announced in the Company’s February 2, 2021 news release, iAnthus NJ issued US$11 million aggregate principal amount of senior secured bridge notes, the net proceeds of which are being used primarily for the construction and improvements of facilities leased by iAnthus NJ. Since that time, iAnthus NJ has continued to make significant construction progress at its cultivation and manufacturing facility in Pleasantville, New Jersey and intends to commence operations in the near term. Additionally, upon receipt of the necessary approvals from the CRC, MPX NJ expects to open its dispensary facility in Atlantic City, New Jersey in the next few months, and then two prospective satellite dispensaries in New Jersey upon approval of MPX NJ’s pending satellite applications filed with the New Jersey Department of Health in December, 2020. The Company is pleased to have achieved this milestone and is looking forward to bringing top-quality branded cannabis products and exceptional retail experiences to medical cannabis patients in southern New Jersey as soon as possible.

As disclosed in the Company’s news release dated December 9, 2021, regulatory approvals in Massachusetts,1 New York, Maryland and Florida2 necessary to close the Company’s previously announced recapitalization transaction (“Recapitalization Transaction”) remain outstanding. Subsequent to the Company’s acquisition of MPX NJ, prior regulatory approval from the CRC for the change of beneficial ownership of MPX NJ that would result from the Recapitalization Transaction is now required in New Jersey as a condition to closing under the Restructuring Support Agreement dated July 10, 2020, as amended.

1 On June 17, 2021, the Massachusetts Cannabis Control Commission (the “CCC”) approved the proposed change of ownership and control of the current licenses held by the Company’s wholly-owned subsidiaries, Mayflower Medicinals, Inc. (“Mayflower”) and Cannatech Medicinals, Inc., contemplated by the Recapitalization Transaction (the “June 17 Approval”). On August 12, 2021, Mayflower’s pending application for a Marijuana Establishment retail license for its Allston, Massachusetts retail location (the “Allston Retail License”) was approved by the CCC at its August public meeting. As a result of this August 12, 2021 approval, Mayflower submitted a new change of ownership and control application to the CCC in connection with the Recapitalization Transaction with respect to the Allston Retail License (the “New COC Application”). The New COC Application must be approved by the CCC before the June 17 Approval can be effectuated.

2 On October 29, 2021, the Florida Department of Health, Office of Medical Marijuana Use (the “OMMU”) approved the variance request filed by the Company's subsidiary, McCrory's Sunny Hill Nursery, LLC d/b/a GrowHealthy (“McCrory’s”) to approve the prospective change of beneficial ownership of McCrory's contemplated by the Recapitalization Transaction (the "Variance Request"). As disclosed in the Company’s news release dated December 9, 2021, Michael Weisser, Benjamin Pollara and Florida for Care, Inc., a not-for-profit corporation representing members including qualified Florida medical marijuana patients, filed a Petition for Formal Administrative Hearing (the “Petition”) with the OMMU, challenging the OMMU’s approval of the Variance Request and requesting a formal administrative hearing before an administrative law judge at the Florida Division of Administrative Hearings. The OMMU has informed the Company that, as a result of the filing of the Petition challenging the agency’s decision within the permissible challenge period, the OMMU’s prior approval is not an enforceable final agency order until there is a final resolution of the Petition and a final agency order rendered under Rule 28-106 of the Florida Administrative Code, and Sections 120.569 and 120.57 of the Florida Statutes.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company’s operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company’s common shares.

Forward-Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators, which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “potential” “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations, the timing and outcome of the closing of the Recapitalization Transaction, the timeline for commencement of operations in New Jersey.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor The Securities Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:
Julius Kalcevich, CFO
iAnthus Capital Holdings, Inc.
1-646-518-9411
investors@ianthuscapital.com